UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2006

TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72230	88-0475757
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8150 N. Central Expy., Suite 1800, Dallas, TX 75206
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (214) 932-1779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 2, 2006 the Registrant and certain current and former directors, officers and agents of the Registrant entered into a Master Compromise and Settlement Agreement with J. William Rhea, IV pursuant to which the parties resolved all outstanding claims between them. As part of the resolution, 800,000 of the 5,000,000 shares of the Registrant’s common stock registered in Mr. Rhea’s name and held in escrow were released to Mr. Rhea and 4,200,000 of the 5,000,000 shares of the Registrant’s common stock registered in Mr. Rhea’s name and held in escrow were returned to treasury of the Registrant for cancellation, without consideration. In addition, the Registrant paid Mr. Rhea $800,000 on account of compensation due to him under his employment agreement with the Registrant. The parties agreed to the following joint statement: In January 2006, J. William Rhea, IV and Terax Energy, Inc., Phillip A. Wylie, Andrew Hromyk, Eric Boehnke, John W. Legg, and Billy Wayne Chester resolved all outstanding claims between them. None of the Parties accepted any liability or admitted any wrongdoing. The Parties no longer desire to pursue any claims against each other. As part of the resolution, Mr. Rhea will be paid $800,000. Furthermore, Terax Energy, Inc. will release from the management stock pool 800,000 shares of Terax Energy, Inc. common stock to Mr. Rhea.

The 800,000 shares of the Registrant’s common stock released to Mr. Rhea are subject to restrictions on resale as follows:

Date On and After Which	Number of Shares Allowed
Resale Allowed	for Resale
June 30, 2006	50,000
September 30, 2006	100,000
December 31, 2006	200,000
March 31, 2007	200,000
June 30, 2007	200,000
September 31, 2007	50,000

Pursuant to the terms of the Master Compromise and Settlement Agreement Mr. Rhea also agreed not to sell, transfer, or assign more than 200,000 shares in any calendar quarter.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

ITEM 3.03 UNREGISTERED SALES OF EQUITY SECURITIES

As previously reported on Form 8-K’s dated December 2, 2005 and December 19, 2005, the Registrant issued promissory notes (the “Initial Notes”) to an investor with aggregate principal amounts of $5,000,000. On February 1, 2006, the Registrant issued an additional promissory note (the “Additional Note”) with a principal amount of $2,500,000 (the “Additional Loan”) to the investor. The Additional Note has the same terms as the Initial Notes: it bears interest at the rate of 12.5% per annum, it is due on demand after May 31, 2006, it may be repaid at any time by the Registrant. All of the Notes are secured by a security interest in all of the Registrant’s oil and gas leases and pipeline right of ways and easements in Erath County, Texas, as well as well and pipeline equipment and personal property, contracts and agreements, and production from the Registrant’s wells located on the leases.

The Registrant has also agreed to issue to the investor a total of 215,517 shares of the Registrant’s common stock (subject to adjustment in certain circumstances) as further consideration for the Initial Notes and the Additional Note, aggregating $7,500,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2006

TERAX ENERGY, INC.

By:	/s/ LAWRENCE FINN
Name:	Lawrence Finn
Title:	Chief Executive Officer